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                                                                EXHIBIT 9(d)(iv)

                                AMENDMENT NO. 4
                       ADMINISTRATIVE SERVICES AGREEMENT

         The Administrative Services Agreement (the "Agreement"), dated October 18, 1993, as amended, by and between A I M Advisors, Inc., a Delaware corporation and A I M Fund Services, Inc., a Delaware corporation, on behalf of the Portfolios and Classes of shares of the Funds set forth in Appendix A thereto is hereby amended as follows:

         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A

AIM SUMMIT FUND, INC."


         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: November 1, 1994


                                                   A I M ADVISORS, INC.


Attest: /s/ STEPHEN I. WINER                       By: /s/ ROBERT H. GRAHAM
        ----------------------------                   ------------------------
            Assistant Secretary                            Robert H. Graham
                                                           President

(SEAL)


                                                   A I M FUND SERVICES, INC.


Attest: /s/ STEPHEN I. WINER                       By: /s/ JOHN CALDWELL
        ----------------------------                   ------------------------
            Assistant Secretary                            John Caldwell
                                                           President


(SEAL)